AGREEMENT
FIXED-PRICE

NO. KUT08001-LZ

THIS AGREEMENT is made and entered into by and between Kuang U Technology Group Co., Ltd (hereinafter called "Sponsor"), and the Arizona Board of Regents for and on behalf of Arizona State University (hereinafter called "ASU").

WHEREAS Sponsor desires that ASU perform certain services as described in the scope of work attached hereto and incorporated herein as Exhibit A, and ASU desires to perform such services upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I. SCOPE OF WORK. ASU shall use all reasonable efforts to perform the services and deliver any reports or other items specified in Exhibit A attached hereto.

ARTICLE II. PROJECT DIRECTOR. ASU shall provide Dr. Govindasamy Tamizhmani, Department of Electronic Systems, as Project Director for work under this Agreement.

ARTICLE III. PERIOD OF PERFORMANCE. This Agreement shall begin on 10 January, 2008 and shall terminate on December 31, 2008. This Agreement may be modified or extended at any time by mutual written consent of both parties.

ARTICLE IV. SPECIAL PROVISIONS.

1. Compensation. Compensation shall be on a firm-fixed-price basis. Sponsor shall pay ASU $37,650 for ASU's services hereunder. Sponsor shall remit according to the following/attached schedule of invoices against the total contract price:

Date Due	Amount
Upon execution of agreement	(100%)

Invoices are due and payable within 30 days. ASU reserves the right to subject invoices not paid within thirty (30) days of the invoice date to a 1% per month late fee on the unpaid balance for any amounts not in dispute. ASU reserves the right to discontinue the services if Sponsor fails to make payments within 30 days of receipt of invoice.

In the event of non payment, ASU may terminate all further work on the project and seek full payment from the Sponsor for all work performed and all expenses incurred including allocable cost, pursuant to the termination clause of this agreement including the collection of payment.

(2)

Should it become necessary for ASU to commence collection proceedings or retain an attorney to enforce any of the terms of this Agreement, the Sponsor shall pay attorneys' fees and the costs of collection incurred by ASU.

2. Confidentiality. Sponsor and ASU may choose, from time to time, in connection with work contemplated under this Agreement, to disclose proprietary or confidential information to each other (Confidential Information). All such disclosures must be in writing and marked as Confidential Information. The Parties will use reasonable efforts to prevent the disclosure to unauthorized third parties of any Confidential Information of the other Party and will use such information only for the purposes of this Agreement, and for three (3) years after the termination of this Agreement; provided that the receiving Party's obligations hereunder shall not apply to information that:
   a. is already in the receiving Party's possession at the time of disclosure; or,
   b. is or later becomes part of the public domain through no fault of the receiving Party; or,
   c. is received from a third party with no duty of confidentiality to the disclosing party; or,
   d. was developed independently by the receiving party prior to disclosure; or,
   e. is required to be disclosed by law or regulation.

   Any information that is transmitted orally or visually, in order to be protected hereunder, shall be identified as such by the disclosing party at the time of disclosure, and identified in writing to the receiving party, as Confidential Information, within thirty (30) days after such oral or visual disclosure. The contractor shall retain the right to refuse acceptance of such Confidential Information which is not required for the purposes of this agreement.

   For purposes of this Agreement, test results will be considered Confidential Information when identified to a product or sponsor.

3. Publications. Sponsor recognizes that under ASU policy the results of work performed under this Agreement must be publishable and agrees that ASU and its employees and students engaged in work under this Agreement shall be free to present at symposia or professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the work performed under this Agreement in accordance with Article IV, Special Provisions, Paragraph 2, Confidentiality. Upon written request by Sponsor, copies of proposed manuscripts will be furnished to Sponsor for review prior to publication. In no event will ASU delay publication for more than thirty (30) days from date of submittal of manuscript for Sponsor review.

4. Notices. All notices under this Agreement given by either party to the other shall be in writing and shall be sent by U.S. Postal Service, first class, facsimile or e-mail. Addresses are as follows:

(3)

For ASU:

Attn: Lacey Ward
Office for Research & Sponsored Projects Admin.
e-mail: Lacey.Ward@asu.edu
Arizona State University
P.O. Box 873503
Tempe, Arizona 85287-3503
Phone: 480-727-1003
Fax: 480-727-1001

Cc: Govindasamy Tamizhmani
Photovoltaic Testing Laboratory
Arizona State University
7349 East Unity Avenue
Mesa, AZ 85212
Phone: 480-727-1220
Fax: 775-314-6458

For Sponsor: Kuang Yu Technology Group Co., Ltd
No.1 Pingbei 2nd Road
Nanping Science & Technology Industrial Park
Zhuhai, China 519060

Phone: +86-756-8911378 Fax: +86-756-8911355

ARTICLE V. GENERAL PROVISIONS.

1. Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes any other agreement or understanding between the parties relating to the subject matter. The parties agree that should any part of this Agreement be held to be invalid or void, the remainder of the Agreement shall remain in full force and effect and shall be binding upon the parties.

2. Waivers. No waiver, amendment or modification of this Agreement shall be valid or binding unless written and signed by the parties. Waiver by either party of any breach or default of any clause of this Agreement by the other party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

3. Assignment. Neither party may assign any rights hereunder without the express, written, prior consent of both parties.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

5. Cancellation for Nonappropriations. The parties recognize that performance by ASU depends upon appropriation of funds by the State Legislature of Arizona. If the Legislature fails to appropriate the necessary funds, or if ASU's appropriation is reduced during the fiscal year, ASU may reduce the scope of this Agreement if appropriate or

cancel this Agreement without further duty or obligation. ASU agrees to notify Sponsor as soon as reasonably possible after ASU knows of the loss of funds.

6. Conflict of Interest. This Agreement is subject to the provisions of A.R.S. 38-511. The State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the Arizona Board of Regents becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension thereof is in effect.

7. Independent Contractor. ASU is an independent contractor and shall be free to exercise its discretion and independent judgment as to the method and means of performance of its work hereunder. ASU employees shall not be considered employees of Sponsor, and neither ASU nor Sponsor personnel will, by virtue of this Agreement, be entitled or eligible, by reason of this agreement, to participate in any benefits or privileges given or extended by the other party to its employees.

8. Termination. Either party may at any time terminate this Agreement by giving the other party not less than thirty (30) days prior written notice. In the event this Agreement is canceled by Sponsor, Sponsor shall remain responsible for payment to ASU for all work performed through the date of termination and for reimbursement to ASU of all non-cancelable commitments incurred in the conduct of the research. Non-cancelable commitments shall include employment commitments to ASU personnel through the end of the semester following any such termination by Sponsor. In the event ASU terminates this Agreement any unused funds from the advance will be returned.

9. Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the parties hereto shall use their reasonable efforts to settle the dispute, claim, question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. Notice is provided of Sections 12-1518 and 12-133, Arizona Revised Statues.

10. Insurance. ASU maintains general liability insurance and worker's compensation coverage as required by state law and pertinent federal laws and regulations under the State of Arizona Risk Management Plan.

11. Nondiscrimination. The parties agree to comply with all applicable state and federal laws, rules, regulations and executive orders governing equal employment opportunity, immigration, nondiscrimination, including the Americans with Disabilities Act, and affirmative action.

12. News Release. Sponsor may not use the name of ASU in news releases, publicity, advertising, or other promotion, without the prior written consent of ASU, except for documents used for internal consumption by Sponsor.

13. Service Marks and Trademarks. Neither party shall use any service marks, trademarks, logos or other marks of the other party without the express written approval of the other party. The use of any marks must comply with the owner 's requirements, including using the "circle R" indication of a registered trademark.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

ARIZONA BOARD OF REGENTS,
FOR AND ON BEHALF OF
ARIZONA STATE UNIVERSITY

By: ____________________

Dudley Q. Sharp
Assistant Director
Research Administration

Date: ____________________

Kuang U Technology Group Co., Ltd

By: ____________________

Name [illegible]

Title _____

Date 2008. 1. 14

KUANG U SCIENCE AND TECHNOLOGY ... LIMITED
广宇科技集团有限公司

PROJECT DIRECTOR APPROVAL
I have reviewed the terms of this contract and they are acceptable to me. I request that an authorized signatory execute this contract on behalf of the university.

____
Govindasamy Tamizhmani, PhD   Date

EXHIBIT A: SCOPE OF WORK

The ASU Photovoltaic Testing Laboratory (PTL) will conduct IEC 61215 design type qualification tests and IEC 61730-2 module tests on GYSP-175 photovoltaic modules. A total of ten unconditioned production modules and one laminate (frameless module) will be required to complete the test program, as shown in the attached Test Quote Work Sheet, dated 1/10/2008.

The manufacturer should also provide an extra set of cable assemblies (ten pair, male and female). The cable connections will be tested for Wet Leakage Current as they are employed on the module. If the manufacturer does not supply an extra set, PTL may use mating connectors that have been employed in previous test programs.

The tests to be conducted for IEC 61215 are based on information provided to PTL by the manufacturer, as well as the IEC61215 standard and Retesting Guideline. If new information becomes available to PTL or if corrections must be made based on existing information at any point in the course of the testing, the test program may be modified to accommodate IEC requirements.

If IEC 61215 tests are completed successfully, and design type approval certificate will be issued by PTL to KUANG U TECHNOLOGY for the GYSP-175 design type. PTL will transfer an IEC test data report to VDE TESTING & CERTIFICATION INSTITUTE.

PTL will conduct IEC 61730-2 tests are deemed necessary and directed by VDE TESTING & CERTIFICATION INSTITUTE. Tests will be conducted in accordance with IEC 61730 standard and Retesting Guideline. All test results will be reported to VDE TESTING & CERTIFICATION INSTITUTE, who will act as the final authority for safety certification.

PTL will provide email status reports at various times throughout the qualification test program to VDE TESTING & CERTIFICATION INSTITUTE and KUANG U TECHNOLOGY.

KUANG U TECHNOLOGY will contact VDE TESTING & CERTIFICATION INSTITUTE directly and establish an IEC 61730 evaluation, to include the construction evaluation requirements of IEC 61730-1, additional IEC 61730-2 module or material tests, and factory inspection requirements.

Modules submitted for testing will not be returned unless specifically requested by the manufacturer. If a return of the modules is needed, all packaging, shipping arrangements and fees must be incurred by the manufacturer. Unless PTL is notified in advance, all shipping materials will be disposed shortly after their arrival. PTL assumes no responsibility for damage or loss of modules following the completion of the test program. Tested modules may be donated to local schools, universities, and students for educational use in PTL's Educational Module Program after one year from the project completion.

ATTACHMENT A: TEST QUOTE WORK SHEET

IEC 61215/61730-2 Combined Test Quote Work Sheet

Test Program:	full qualification IEC 61215 with EC 61730-2 tests	Quote date:	1/10/2007				
Requested by:	Tailin Wang (Kuang U Technology) and Lilu Zheng	Base Type:	none				
Manufacturer:	Zhuhai Tianbo Technology Group Co., Ltd	Project No.	KUT08001-LZ				
Basic Construction:	standard mono-Si package	Length	1.58 m	Width	0.81 m	Weight	15 kg

Model: GYSP-175

Max System Voltage:	1000	Diel Test Level:	6000	Diode Rating:	10 A, 200°C	Diode Test Level:	6.57 A

1	2	3	4	5	6	7	8	9	10	Laminate	11	12	Fast Track CEC
Control	sAm1	sAm2	sBm1	sBm2	UL	sCm1	sCm2	sDm1	sDm2	sAL1	sEm1	UL	

61730 MST Code	61646 Sect. Code	IEC 61646/61730-2 Test	ANSI/UL 1703 Test	Sect.
	PTL	Preconditioning (5 kWh)		
01	10.1	Visual inspection		
	10.2	Max Power Determ	Volt, Current, & Power	20
			Water Spray	37
			Leakage Current	21
	10.3	Insulation		
16	10.3	Dielectric Withstand	Diel. Volt. Withstand	26
13		Ground Continuity	Bonding Path	25
11		Accessibility		
17	10.20	Wet Leakage Current	Wet resistance	27
51	10.11	Thermal Cycling (200)	TC200	38
			Strain Relief	22
			Terminal Torque	29
32		Module breakage		
	10.4	Temp. Coefficients		
	10.5	NOCT		
	10.6	Performance at NOCT		
	10.7	Performance at Low I		
54	10.10	UV Exposure		
01	10.1	Visual inspection		
	10.2	Max Power Determ		
	10.3	Insulation		
16	10.3	Dielectric Withstand		
51	10.11	Thermal Cycling (50)		
01	10.1	Visual inspection		
	10.3	Insulation		
16	10.3	Dielectric Withstand		
	10.2	Max Power Determ		
52	10.12	Humidity Freeze	HF10	36
14	MST14	Impulse voltage		
53	10.13	Damp Heat		
	10.8	Outdoor Exposure		
			Leakage Current	21
	10.3	Insulation		
16	10.3	Dielectric Withstand	Diel. Volt. Withstand	26
01	10.1	Visual inspection		
	10.2	Max Power Determ		
17	10.20	Wet Leakage Current	Wet resistance	27
42	10.14	Robust. Of Term		
			Wiring Compartment	41
			Wet resistance	27
			Bonding Path	25
13		Ground Continuity		
	10.17	Hail Test		
34	10.16	Mechanical Load	Mechanical Load	41
18	10.18	Diode (non-intru)		
01	10.1	Visual inspection		
	10.3	Insulation		
16	10.3	Dielectric Withstand		
	10.2	Max Power Determ		
22	10.9	Hot-Spot Endurance	Hot-Spot (non-intru)	35
	10.3	Insulation		
16	10.3	Dielectric Withstand		
17	10.20	Wet Leakage Current		
01	10.1	Visual inspection		
	10.2	Max Power Determ		
21		Temperature test	Temperature test	19
26		Rev Current Overload	Rev Current Overload	28
			Push Test	23
			Surface Cut	24
12		Cut Susceptibility		
01		Visual inspection		
16		Dielectric Withstand		
17		Wet Leakage Current		
[illegible]		Accessibility		
			Steel Ball Impact	30
			Intrusive Hot Spot	19

Total Test Cost: $37,650